
<ARTICLE>                           CT
<LEGEND>
This schedule contains summary financial information extracted from financial statements, schedules and other disclosure contained in Form 10-Q for the period ended December 31, 1998 of B. F. Saul Real Estate Investment Trust and is
qualified in its entirety by reference to such financial statements, schedules and other disclosure.
</LEGEND>
<MULTIPLIER>                      1000

<PERIOD-TYPE>                    3-MOS
<FISCAL-YEAR-END>            SEP-30-1999
<PERIOD-END>                 DEC-31-1998
<TOTAL-ASSETS>                 7606001
<PREFERRED-MANDATORY>              516
<PREFERRED>                          0
<COMMON>                          6642
<OTHER-SE>                      (34691)
<TOTAL-LIABILITY-AND-EQUITY>   7606001
<TOTAL-REVENUES>                     0
<INCOME-TAX>                         6
<INCOME-CONTINUING>               3779
<DISCONTINUED>                       0
<EXTRAORDINARY>                      0
<CHANGES>                            0
<NET-INCOME>                     (2505)
<EPS-PRIMARY>                    (0.80)
<EPS-DILUTED>                    (0.80)

